EXHIBIT 10.6


                               SUITE101.COM, INC.
                           $2,000,000 PROMISSORY NOTE

$2,000,000                                                       August 29, 2003


         Suite101.com, Inc., a Delaware corporation (the "Company") hereby promises to pay to Jean Paul Roy (the "Payee"), the principal amount of $2,000,000 in four instalments of principal as herein provided. The sum of $500,000 shall be paid on the Closing under a Stock Purchase Agreement dated April 4, 2003 among the Company, the Payee and GeoGlobal Resources (India) Inc. (the "Stock Purchase Agreement") as amended, the sum of $500,000 shall be paid on October 15, 2003, the sum of $500,000 shall be paid on January 15, 2004, and the sum of $500,000 shall be paid on June 30, 2004. No interest shall accrue or be payable at any time on the outstanding principal of this Note. All dollar amounts referred to herein are denominated in United States dollars.

         The principal amount of this Note is pre-payable, without premium or penalty, at the option of the Company, at any time and from time to time, in whole or in part.

         All payments (including pre-payments) by the Company on account of principal on this Note shall be made in cash or by certified or official bank cashier's check at the following address:

                                  Jean Paul Roy
                          c/o Gregory R. Harris, Lawyer
                           200, 630 Fourth Avenue, SW
                        Calgary, Alberta, Canada T2P OJ9

         This Note is issued pursuant to, and is subject to the provisions and is entitled to the benefits of, the Stock Purchase Agreement.

         If any of the following events ("Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary, come about, or be effected by operation of law or otherwise):

         (a) if the Company defaults in the payment of any instalment of the principal on this Note when it becomes due and payable; or

         (b) if the Company makes an assignment for the benefit of creditors; or

         (c) if an order, judgment, or decree is entered adjudicating the Company bankrupt or insolvent; or
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         (d) if the Company petitions or applies to any tribunal for the appointment of a trustee, receiver, or liquidator of the Company, or commences any proceedings relating to the Company under any bankruptcy, re-organization, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or

         (e) if an order, judgment or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings; or

         (f) if any order, judgment, or decree is entered in any proceedings against the Company decreeing the dissolution of the;

then all monies owing under this Note shall accelerate and this Note is due and payable in full.

         The Company waives presentment and notice of dishonor.

         This Note is payable only to the Payee, is not assignable or transferable (other than by the Payee's last will or, in default thereof, by operation of law), is non-negotiable and may not be pledged as collateral for any debts.

         This Note is secured by the shares of GeoGlobal owned by the Company which were acquired under the Stock Purchase Agreement and in the event of default under this Note the Company will forthwith deliver to the payee at the aforesaid address duly endorsed certificates representing all the shares of GeoGlobal.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered by officers of the Company, duly authorized by a resolution of the Company's directors.


                                              SUITE101.COM, INC.

                                              By
                                                 -------------------------------
                                                 Mitchell G. Blumberg, President
ATTEST:
        ----------------------------
        Brent Peters, Secretary

GeoGlobal Trans/Agreements/Definitive Agreement/Suite101 Sale